UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

EVINE Live Inc.

(formerly VALUEVISION MEDIA, INC.)

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2014, EVINE Live Inc. (formerly known as ValueVision Media, Inc.) (the “Company”) entered into an asset purchase agreement with Dollars Per Minute, Inc., a Delaware corporation commonly known as Evine (“Evine”) to purchase certain assets of Evine, including the EVINE brand.

The principal stockholders of Evine are Mark Bozek, our Chief Executive Officer, and Russell Nuce, who became our Chief Strategy Officer effective November 17, 2014. At the time of the transaction, Evine had debt outstanding under certain convertible bridge notes issued to several individuals, including Thomas Beers, one of our directors. As consideration for the purchase of these assets, primarily related to intellectual property, we issued 178,842 unregistered shares of our common stock, which represented an aggregate value of $1,044,437.28 based on the closing price of our common stock on November 13, 2014 (the “Share Consideration”) and $20,000 in cash consideration which was paid directly to certain service providers to Evine at Evine’s request. Given the amount of debt that Evine owed to the holders of the convertible notes, Evine directed us to provide the Share Consideration directly to its noteholders in full satisfaction of their claims. As a result of this transaction, Mr. Beers received 91,245 unregistered shares of our common stock with an aggregate value of approximately $532,867. Messrs. Bozek and Nuce received no Share Consideration or cash consideration as a result of the transaction, except for Share Consideration received by a trust established for the benefit of Mr. Nuce’s mother in which Mr. Nuce has a contingent pecuniary interest. This trust received 4,825 unregistered shares of our common stock with an aggregate value of approximately $28,178 in exchange for the cancellation of its outstanding convertible promissory notes.

The asset purchase agreement contains representations and warranties that the parties made to each other and indemnification provisions. The assertions embodied in the representations and warranties in the asset purchase agreement were made solely for purposes of the asset purchase agreement and the transactions and agreements contemplated thereby among the respective parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the asset purchase agreement.

Given the interests of Messrs. Bozek, Nuce and Beers in the transaction as related persons, the audit committee of our board of directors considered and approved the terms of the transaction in accordance with our related person transactions policy after considering whether the transaction and the proposed terms were fair to us. Other than the relationships of Mr. Beers as our director, Mr. Bozek as our executive officer and director and Mr. Nuce who became an executive officer of the Company effective November 17, 2014, there are no other material relationships between the Company and Evine other than the asset purchase agreement.

As a result of the consummation of the transaction, the Company’s board of directors has determined that Mr. Beers will no longer serve as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market and at this time, will no longer be a member of the Company’s corporate governance and nominating committee.

The foregoing is a summary of the asset purchase agreement only and a copy of the asset purchase agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On November 18, 2014, we issued a press release disclosing our results of operations and financial condition for our fiscal third quarter ended November 1, 2014. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Item 7.01 below of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 3.02	Unregistered Sales of Equity Securities.

The descriptions of the unregistered shares of common stock issued as Share Consideration described in Item 1.01 issued by the Company are incorporated by reference herein. Issuance of the Share Consideration to those accredited investors who held convertible promissory notes of Evine was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, including Rule 506.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 17, 2014, the Company appointed George Russell Nuce to serve as the Company’s Chief Strategy Officer. Mr. Nuce, age 50, served as the Co-Founder of, and has served as the Secretary and Treasurer of Dollars Per Minute Inc., a merchandising and entertainment company. Prior to forming Dollars Per Minute, Inc. in 2011, Mr. Nuce served as a principal of Galagos Entertainment, LLC, a film and production company since 2007. There are no arrangements or understandings between Mr. Nuce and any other person(s) pursuant to which Mr. Nuce was or is to be selected as an officer of the Company, other than arrangements or understandings with directors of the Company acting solely in their capacities as such. There are no family relationships between Mr. Nuce and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than the Evine transaction disclosed in Item 1.01 of this Form 8-K, there are no current or proposed transactions in which Mr. Nuce or any related person of Mr. Nuce has an interest required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with his appointment, Mr. Nuce received an offer letter and an award of performance restricted stock units under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $400,000. The offer letter provides for an initial base salary of $375,000 per year, a signing bonus of $75,000 and a one-time first-year bonus of $116,667, payable upon completion of the fiscal year ending January 31, 2015. For subsequent fiscal years, Mr. Nuce will be eligible to participate in the Company’s annual cash incentive plan as in effect from time to time. In addition, to assist with Mr. Nuce’s relocation to the Company’s headquarters in Eden Prairie, Minnesota, the Offer Letter provides for a living expense allowance of $4,000 per month for up to six months, plus a $10,000 family travel allowance for up to 12 months, in each case after the effective date of the Offer Letter. Mr. Nuce will also be eligible to participate in the Company’s executive relocation program and participate in the Company’s employee benefit programs offered to other senior executives, including the ValueVision Media, Inc. Executives’ Severance Plan. In the event of a termination of Mr. Nuce’s employment, he will be entitled to such severance benefits, if any, as are provided under the Executives’ Severance Plan.

(e) On November 17, 2014, the Company entered into an Executive Employment and Severance Agreement with Mr. Bozek. The employment agreement provides for a three year initial term, followed by automatic one-year renewals. The employment agreement provides for an initial base salary of $625,000 per year, a signing bonus of $125,000 and a one-time first-year bonus of $381,849, payable upon completion of the fiscal year ending January 31, 2015. For subsequent fiscal years, Mr. Bozek will be eligible to participate in the Company’s annual cash incentive plan as in effect from time to time. To assist with Mr. Bozek’s relocation to the Company’s headquarters in Eden Prairie, Minnesota, his employment agreement provides for a living expense allowance of $2,500 per week for up to six months, plus an additional amount to make Mr. Bozek whole for taxes on the living expense allowance. Mr. Bozek will also be eligible to participate in the Company’s executive relocation program. His employment agreement also provides that the Company will reimburse Mr. Bozek for up to $20,000 in reasonable and documented legal expenses and other costs associated with the negotiation of his employment arrangements, and for an award of performance restricted stock units under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $1,000,000.

In the event of a termination of Mr. Bozek’s employment during the term of the employment agreement by the Company without cause (other than as a result of death or disability) or by Mr. Bozek with good reason, he will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Bozek’s base salary and his average annual bonus over the prior three fiscal years (or such fewer number of prior years for which he has been employed by the Company). The multiple will be increased to two times Mr. Bozek’s base salary and average annual bonus following a change in control. The severance will be paid in equal installments or, following a change in control, in a lump sum, subject in each case to a 6-month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. He will also receive a pro-rated annual cash incentive award to the extent the performance goals are achieved, continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Bozek and pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

The performance restricted stock units referenced above for Messrs. Bozek and Nuce will vest on June 23, 2017, only to the extent specified performance goals relating to an increase in stock price have been achieved. They may also vest upon a change in control or upon their termination by the Company without cause within one year following a change in control.

The foregoing description of the Executive Employment and Severance Agreement with Mr. Bozek summarized above is a summary only, and qualified in its entirety by the document filed as Exhibits 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The full text of the form of performance restricted stock unit agreements with Messrs. Bozek and Nuce will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 1, 2014.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2014, we amended our articles of incorporation to change our name from ValueVision Media, Inc. to EVINE Live Inc., which change became effective immediately. The name change was effected by our board of directors pursuant to Section 302A.135 Subdivision 7 of the Minnesota Statutes, which permits such amendments to be made without shareholder approval. Immediately following the filing of such articles of amendment, we filed restated articles of incorporation reflecting the name change and a complete copy of the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Our common stock will continue to trade under the ticker symbol “VVTV” until the close of markets on November 19, 2014 and we will change our ticker symbol to “EVLV” effective as of November 20, 2014.

Item 7.01.	Regulation FD Disclosure

On November 18, 2014, we issued a press release disclosing our name change, our ticker symbol change and other matters. The press release is furnished herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of EVINE Live Inc.

10.1	Asset Purchase Agreement dated November 17, 2014 between Dollars Per Minute, Inc. and ValueVision Media, Inc.

10.2	Executive Employment and Severance Agreement, dated November 17, 2014, by and between ValueVision Media, Inc. and Mark C. Bozek

99.1	Press Release dated November 18, 2014.

99.2	Press Release dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 18, 2014	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

3.1	Amended and Restated Articles of Incorporation of EVINE Live Inc.

10.1	Asset Purchase Agreement dated November 17, 2014 between Dollars Per Minute, Inc. and ValueVision Media, Inc.

10.2	Executive Employment and Severance Agreement, dated November 17, 2014, by and between ValueVision Media, Inc. and Mark C. Bozek

99.1	Press Release dated November 18, 2014.

99.2	Press Release dated November 18, 2014.